Exhibit 99(a)

Windstream reports third-quarter earnings results

•	Generates $242 million in net cash from operations and $175 million in free cash flow
•	Produces $535 million in free cash flow year-to-date in 2009, a 5 percent increase year-over-year
•	Achieves lowest absolute access line loss since company’s formation in 2006
•	Adds approximately 26,000 new high-speed Internet customers and more than 11,000 new digital TV customers
•	Repurchases 8.9 million shares and returns $560 million to shareholders through share repurchases and dividends this year

Release date: Nov. 9, 2009

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) today reported third-quarter earnings results highlighted by the lowest absolute access line loss since the company’s formation in 2006.

Windstream also announced the Pennsylvania Public Utilities Commission has approved the company’s acquisition of D&E Communications announced on May 11. Windstream expects to close the transaction this week.

“Our marketing efforts and promotions resonated very well in the quarter, resulting in solid broadband customer growth and our lowest line loss since we formed the company in 2006,” said Jeff Gardner, president and CEO. “We remain focused on improving the trends in our business and continue to demonstrate that we can sustain our cash flows.”

Windstream’s third-quarter results under Generally Accepted Accounting Principles (GAAP) include the following items, which lowered earnings per share by roughly 6 cents:

•	$15 million in after-tax non-cash pension expense;
•	$5 million in after-tax restructuring charges related to a workforce reduction announced on Sept. 30;
•	$5 million in after-tax non-cash amortization of wireline franchise rights; and
•	$1 million in after-tax merger and integration costs.

Third-quarter financial results:

Under GAAP:

•	Revenues were $734 million, an 8 percent decrease from a year ago.

•	Operating income was $225 million, a decrease of 17 percent year-over-year.

•	Net income was $80 million, a 24 percent decrease from a year ago, or 18 cents of diluted earnings per share.

•	Net cash provided from operations was $242 million, a 9 percent increase year-over-year.

•	Average service revenue per customer per month was $79.99, essentially the same as a year ago.

•	Capital expenditures were $67 million, a 22 percent decrease year-over-year.

Under pro forma results from current businesses:

•

Operating income before depreciation and amortization (OIBDA) was $360 million, a 10 percent decline year-over-year. Excluding the incremental non-cash pension expense and restructuring expense, OIBDA was approximately $391 million, a 2.5 percent decline from a year ago, resulting in an OIBDA margin of approximately 54 percent.

The company generated approximately $175 million in free cash flow, which is defined as net cash from operations less capital expenditures, during the quarter and $535 million year-to-date in 2009, a 5 percent increase year-over-year. Windstream ended the third quarter with $290 million in cash and cash equivalents.

Third-quarter operating results:

Windstream added approximately 26,000 new high-speed Internet customers during the third quarter, bringing its total broadband customer base to approximately 1,050,000 customers, an increase of 9 percent year-over-year. Overall broadband penetration is now 36 percent of total access lines and residential broadband penetration is approximately 53 percent of primary residential lines.

Windstream added more than 11,000 new digital TV customers in the quarter, bringing its total customer base to approximately 323,000, or 18 percent penetration of primary residential lines.

Total access lines declined by approximately 27,000. Total lines at the end of the quarter were 2.93 million, a decline of approximately 5.2 percent year-over-year.

Share repurchase plan:

Windstream repurchased 1.1 million shares for $11 million in the third quarter, and an additional 7.8 million shares for $78 million that settled in early October. Collectively, the company repurchased 8.9 million shares, at an average price of $9.95. The company has roughly $80 million remaining under the current $400 million share repurchase plan authorized by the board of directors in February 2008. The share repurchase authorization expires at the end of 2009. With dividends and share repurchases, Windstream has returned approximately $560 million to shareholders this year.

Conference call

Windstream will hold a conference call at 7:30 a.m. CST today to review the company’s third-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-900-4729, conference ID 36173270, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 8:30 a.m. CST today and ending at midnight CST on Dec. 9. The replay can be accessed by dialing 1-800-642-1687, conference ID 36173270.

Webcast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the Web site beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corporation is an S&P 500 company that provides phone, high-speed Internet and high-definition digital TV services to customers in 16 states. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. The company has approximately 2.9 million access lines and about $3 billion in annual revenues. Windstream is ranked 4th in the 2009 BusinessWeek 50 ranking of the best performing U.S. companies. For more information about Windstream, visit www.windstream.com.

Pro forma results from current businesses adjusts results of operations under GAAP to exclude the results of the disposed out-of-territory product distribution operations as well as merger and integration costs related to the pending acquisitions of D&E Communications, Lexcom, Inc. and the acquisition of CT Communications, Inc. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the possibility that the D&E Communications merger does not close, including, but not limited to, due to the failure to satisfy closing conditions; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; unexpected rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; unexpected results of relocation of Windstream’s data center; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2008. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME—Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2009	(E) September 30, 2008	Increase (Decrease) Amount	%	September 30, 2009	(E) September 30, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$704.9	$741.9	$(37.0)	(5)	$2,140.2	$2,254.7	$(114.5)	(5)
Product sales	29.4	52.2	(22.8)	(44)	102.0	139.3	(37.3)	(27)

Total revenues and sales	734.3	794.1	(59.8)	(8)	2,242.2	2,394.0	(151.8)	(6)

Costs and expenses:
Cost of services	253.0	255.9	(2.9)	(1)	753.9	760.2	(6.3)	(1)
Cost of products sold	26.0	49.5	(23.5)	(47)	89.9	128.0	(38.1)	(30)
Selling, general, administrative and other	87.6	86.8	0.8	1	267.0	266.5	0.5	—
Depreciation and amortization	133.8	123.8	10.0	8	399.1	368.7	30.4	8
Restructuring charges	7.5	1.0	6.5	650	7.5	2.1	5.4	257
Merger and integration costs	1.0	—	1.0	100	2.4	6.2	(3.8)	(61)
Impairment loss on assets held for sale (A)	—	6.5	(6.5)	(100)	—	6.5	(6.5)	(100)

Total costs and expenses	508.9	523.5	(14.6)	(3)	1,519.8	1,538.2	(18.4)	(1)

Operating income	225.4	270.6	(45.2)	(17)	722.4	855.8	(133.4)	(16)
Other income, net	(2.2)	0.5	(2.7)	(540)	(0.8)	9.1	(9.9)	(109)
Interest expense	(97.5)	(103.3)	(5.8)	(6)	(295.0)	(311.9)	(16.9)	(5)

Income from continuing operations before income taxes	125.7	167.8	(42.1)	(25)	426.6	553.0	(126.4)	(23)
Income taxes	45.7	63.5	(17.8)	(28)	167.6	208.9	(41.3)	(20)

Income from continuing operations	80.0	104.3	(24.3)	(23)	259.0	344.1	(85.1)	(25)
Discontinued operations, net of tax expense (B)	—	1.6	(1.6)	(100)	—	(12.5)	12.5	100

Net Income	$80.0	$105.9	$(25.9)	(24)	$259.0	$331.6	$(72.6)	(22)

Weighted average common shares:	433.0	435.9	(2.9)	(1)	433.8	442.3	(8.5)	(2)
Earnings per share:
Basic and diluted earnings per share: (C)
Income from continuing operations	$.18	$.24	$(.06)	(25)	$.59	$.77	$(.18)	(23)
Loss from discontinued operations	—	—	—	—	—	(.03)	.03	100

Net Income	$.18	$.24	$(.06)	(25)	$.59	$.74	$(.15)	(20)
PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (D):
Revenues and sales	$726.1	$772.3	$(46.2)	(6)	$2,203.7	$2,335.7	$(132.0)	(6)
Operating income before depreciation and amortization (OIBDA)	$360.3	$399.7	$(39.4)	(10)	$1,123.0	$1,234.4	$(111.4)	(9)

(A)	In the third quarter of 2008, the Company recognized a non-cash impairment charge to adjust the carrying value of its wireless spectrum holdings classified as acquired assets held for sale to its fair market value.
(B)	In the fourth quarter of 2008, Windstream sold its wireless business to AT&T Mobility II, LLC. Accordingly, we have presented the operating results of the wireless business as discontinued operations.
(C)	Effective January 1, 2009, the Company adopted the revised authoritative guidance for calculating earnings per share, and commensurate therewith, has retrospectively adjusted prior period earnings per share data, the impact of which was immaterial.
(D)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles in the United States (“GAAP”) to exclude the results of the disposed out of territory product distribution operations as well as merger and integration costs related to the pending acquisitions of D&E Communications, Inc. (“D&E”) and Lexcom, Inc. (“Lexcom”), the acquisition of CT Communications, Inc. (“CTC”) and the non-cash impairment charge for acquired assets held for sale. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma OIBDA from Current Businesses.
(E)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. Segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. As such, separate segment reporting is no longer required, and thus not included. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

– more –

WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION—Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2009	(B) September 30, 2008	Increase (Decrease) Amount	%	September 30, 2009	(B) September 30, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Service revenues	$704.9	$741.9	$(37.0)	(5)	$2,140.2	$2,254.7	$(114.5)	(5)
Access lines	2,925.9	3,086.2	(160.3)	(5)
Net access line losses	(26.8)	(37.9)	11.1	29	(111.9)	(116.9)	5.0	4
Average access lines	2,937.4	3,105.8	(168.4)	(5)	2,975.4	3,143.0	(167.6)	(5)
Average service revenue per customer per month (A)	$79.99	$79.63	$.36	—	$79.92	$79.71	$.21	—
High-speed Internet customers	1,050.5	962.7	87.8	9
Net high-speed Internet additions	25.9	28.3	(2.4)	(8)	71.7	91.2	(19.5)	(21)
Digital satellite television customers	322.7	251.7	71.0	28
Net digital satellite television additions	11.1	20.6	(9.5)	(46)	48.5	56.1	(7.6)	(14)
Long distance customers	1,918.7	2,039.0	(120.3)	(6)
Net long distance customer losses	(17.9)	(10.6)	(7.3)	(69)	(88.0)	(27.5)	(60.5)	(220)
Capital expenditures	$67.3	$86.2	$(18.9)	(22)	$206.8	$219.5	$(12.7)	(6)

(A)	Average service revenue per customer per month is calculated by dividing monthly average service revenues by average access lines for the period.
(B)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. Segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. As such, separate segment reporting is no longer required, and thus not included. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

–more–

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP—Page 3

(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS’ EQUITY

	September 30, 2009	December 31, 2008		September 30, 2009	December 31, 2008
CURRENT ASSETS:			CURRENT LIABILITIES:
Cash and cash equivalents	$290.0	$296.6	Current maturities of long-term debt	$24.1	$24.3
			Current portion of interest rate swaps	47.3	40.5
Accounts receivable (less allowance for doubtful accounts of $16.5 and $16.3, respectively)	294.7	316.6	Accounts payable Advance payments and customer deposits Accrued dividends	131.9 92.0 108.8	134.0 94.0 109.9
Inventories	23.5	30.8	Accrued taxes	43.1	48.0
Deferred income taxes	16.5	30.8	Accrued interest	64.1	138.4
Prepaid expenses and other	53.9	33.9	Other current liabilities	60.8	76.2

Total current assets	678.6	708.7	Total current liabilities	572.1	665.3

Goodwill	2,198.2	2,198.2	Long-term debt	5,199.0	5,358.2
Other intangibles	1,072.8	1,132.2	Deferred income taxes	1,177.7	1,070.6
Net property, plant and equipment	3,751.8	3,897.1	Other liabilities	629.5	662.9
Other assets	66.7	73.1

			Total liabilities	7,578.3	7,757.0

			SHAREHOLDERS’ EQUITY:
			Common stock	—	—
			Additional paid-in capital	63.6	101.5
			Accumulated other comprehensive loss	(292.8)	(336.6)
			Retained earnings	419.0	487.4

			Total shareholders’ equity	189.8	252.3

TOTAL ASSETS	$7,768.1	$8,009.3	TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,768.1	$8,009.3

–more–

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP—Page 4

(In millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Cash Provided from Operations:
Net income	$80.0	$105.9	$259.0	$331.6
Adjustments to reconcile net income to net cash provided from operations:
Loss on net assets held for sale	—	—	—	16.4
Depreciation and amortization	133.8	123.8	399.1	370.9
Provision for doubtful accounts	11.4	8.3	32.4	25.1
Stock-based compensation expense	3.7	4.3	14.3	13.5
Pension and post retirement benefits expense	24.4	3.5	72.8	12.3
Deferred taxes	65.2	12.6	92.4	74.3
Other, net	2.8	8.9	4.2	8.8
Changes in operating assets and liabilities, net:
Accounts receivable	(9.9)	(13.6)	(10.5)	(27.9)
Prepaid expenses and other	(17.1)	(15.6)	(20.9)	(15.6)
Accounts payable	12.1	8.6	(2.1)	(8.7)
Accrued interest	(68.0)	(67.7)	(74.3)	(69.8)
Accrued taxes	(11.3)	40.6	(4.9)	17.5
Other current liabilities	10.9	3.0	(13.9)	(12.5)
Other, net	4.2	0.3	(6.2)	(6.1)

Net cash provided from operations	242.2	222.9	741.4	729.8

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(67.3)	(86.2)	(206.8)	(219.5)
Disposition of acquired assets held for sale	—	—	—	17.3
Other, net	—	1.0	0.3	11.6

Net cash used in investing activities	(67.3)	(85.2)	(206.5)	(190.6)

Cash Flows from Financing Activities:
Dividends paid on common shares	(109.2)	(109.9)	(328.6)	(335.3)
Stock repurchase	(10.7)	—	(43.5)	(200.3)
Repayment of debt	(3.6)	(133.6)	(160.7)	(340.7)
Debt issued, net of issuance costs	—	160.0	—	380.0
Other, net	(6.8)	(2.2)	(8.7)	(3.3)

Net cash used in financing activities	(130.3)	(85.7)	(541.5)	(499.6)

Increase (decrease) in cash and cash equivalents	44.6	52.0	(6.6)	39.6

Cash and Cash Equivalents:
Beginning of the period	245.4	59.6	296.6	72.0

End of the period	$290.0	$111.6	$290.0	$111.6

–more–

WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME

UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)—Page 5

(In millions)

			THREE MONTHS ENDED		NINE MONTHS ENDED
			September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues and sales under GAAP			$734.3	$794.1	$2,242.2	$2,394.0

Pro forma adjustments:
Windstream Supply LLC revenue and sales	(A	)	(8.2)	(21.8)	(38.5)	(58.3)

Pro forma revenues and sales from current businesses			$726.1	$772.3	$2,203.7	$2,335.7

Operating income from continuing operations under GAAP			$225.4	$270.6	$722.4	$855.8

Pro forma adjustments:
Operating income adjustment for the disposition of Windstream Supply LLC	(A	)	0.1	(1.2)	(0.9)	(2.8)
Merger and integration costs	(B	)	1.0	—	2.4	6.2
Impairment loss on assets held for sale	(C	)	—	6.5	—	6.5

Adjusted operating income			226.5	275.9	723.9	865.7

Depreciation and amortization	(D	)	133.8	123.8	399.1	368.7

Pro forma OIBDA from current businesses			$360.3	$399.7	$1,123.0	$1,234.4

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS

UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results. On August 21, 2009, Windstream completed the sale of its out of territory product distribution operations to Walker and Associates of North Carolina, Inc. (“Walker”) for approximately $5.3 million in total consideration. These operations were not central to the Company’s strategic goals in its core communications business. On September 8, 2009, the Company entered into a definitive agreement to acquire Lexcom, Inc. (“Lexcom”) based in Lexington, North Carolina, for approximately $141.0 million in cash, net of working capital to be acquired. The acquisition is expected to close in the fourth quarter of 2009, subject to certain conditions including the necessary approvals from federal regulators. On May 10, 2009 the Company entered into a definitive agreement to acquire all of the outstanding shares of common stock of D&E Communications, Inc. (“D&E”). Under the terms of the agreement, D&E shareholders will receive 0.650 shares of Windstream common stock and $5.00 in cash per each share of D&E common stock. The acquisition is expected to close on November 10, 2009. In the third quarter of 2008, the Company recognized a non-cash impairment charge of $6.5 million to reduce the carrying value of certain wireless spectrum licenses designated as held for sale, and not used in operations, to their fair market value. The fair market value of these holdings has been reduced to a nominal amount due to an impairment resulting from general market conditions and limited interest on this bandwidth of spectrum. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. (“CTC”). Subsequently, on November 21, 2008, the Company completed the sale of the wireless business acquired from CTC. The completion of this transaction resulted in the divestiture of approximately 52,000 wireless customers, spectrum licenses and cell sites covering a four-county area in North Carolina with a population of 450,000, and six retail locations. Accordingly, we reported the operating results of the wireless business as discontinued operations. As disclosed in the Windstream Form 8-K filed on November 9, 2009, the Company has presented in this earnings release unaudited pro forma results from current businesses, which excludes (1) results from the out of territory product distribution operations prior to the disposition, (2) all merger and integration costs resulting from the transactions discussed above, and (3) the $6.5 million non-cash impairment charge for acquired assets held for sale.

Windstream’s purpose for excluding non-recurring items is to improve the comparability of results of operations for the three and nine month periods ended September 30, 2009, to the results of operations for the same period of 2008. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and should be treated accordingly when evaluating the Company’s operations. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of its operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes including: internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	To reflect the Company’s disposition of the out of territory product distribution operations.

(B)	In 2009, the Company incurred consulting fees associated with the pending acquisitions of D&E and Lexcom. In 2008, the Company incurred system conversion costs relative to the acquisition of CTC.

(C)	To reflect the non-cash impairment loss of assets held for sale.

(D)	Represents depreciation and amortization expense under GAAP.

–end–